SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)

December 12, 2019
Liberty Oilfield Services, LLC
950 17th Street, Suite 2000
Denver, Colorado 80202

Re: Master Product Purchase Agreement and Ancillary Agreements

Dear Sir or Madam:

This letter agreement is in regards to: (i) that certain Master Product Purchase Agreement, by and between Smart Sand, Inc. (“Smart Sand”) and Liberty Oilfield Services, LLC (“Liberty”), dated March 8, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement, dated effective as of May 1, 2017, and those certain letter agreements entered into by the parties from time to time (as amended, the “PPA”); (ii) that certain Railcar Usage Agreement, dated March 8, 2017, as amended by that certain First Amendment to Railcar Usage Agreement, dated effective as of May 1, 2017 (as amended, the “RUA”); and (iii) that certain Transportation and Transloading Services Agreement, dated August 7, 2018, by and between Smart Sand, SSI Bakken I, LLC, and Liberty (as amended, the “Transloading Agreement”). All capitalized terms contained in this letter agreement and not otherwise defined shall have the meanings ascribed to such terms in the PPA, RUA and Transloading Agreement, as applicable.
Per our discussion, Smart Sand and Liberty each hereby agrees to the following:

1.During the period commencing on the date on which this letter agreement is executed by all parties and ending on September 30, 2020 (the “Credit Period”), Liberty shall be eligible for a credit equal to *** for each ton of *** Products purchased during the Credit Period, *** for each ton of *** Products purchased during the Credit Period, and *** for each ton of *** Products purchased during the Credit Period. Notwithstanding the foregoing, if the Average Cushing Oklahoma WTI Spot Prices per barrel for the preceding calendar quarter is less than ***, then the credit for *** Products, *** Products and *** Products shall be ***, *** and ***, respectively. Liberty shall also be eligible for a credit equal to *** towards the *** transloading charge for each ton of Products shipped on the Union Pacific Railroad, as described in Section 2.1 of the PPA. During the Credit Period: (i) the prices payable for Services under the Transloading Agreement shall be ***, which is inclusive of amounts due for Products under the PPA; and (ii) the *** railcar usage fee set forth in Section 1.A. of the RUA shall be waived.

2.If Liberty purchases less than *** tons of Products in a calendar month (the “Minimum Benchmark”) during the period commencing on *** and ending on *** (the “2019 Adjustment Period”), then Liberty shall pay to Smart Sand an amount (the “Monthly Shortfall Payment”) equal to the product of *** multiplied by the difference between the Minimum Benchmark and the tons of Products purchased in such month (such difference, the “Monthly Shortfall Amount”) (i.e. (i) Monthly Shortfall Payment = *** Monthly Shortfall Amount; and (ii) Monthly Shortfall Amount = Minimum Benchmark – Products purchased).

3.During the period commencing on *** and ending on ***, so long as Liberty has paid all Monthly Shortfall Payments in full, all monthly purchases of Products in excess of the Minimum Benchmark shall be credited by *** (the “Make-Up Credit”). By way of example, if the total

Monthly Shortfall Amount during the 2019 Adjustment Period is *** and Liberty purchases *** in ***, then the price payable for *** tons in each such month shall be reduced by *** and Liberty shall not be entitled to any further Make-Up Credits after February 2020. Any excess tons for which Liberty receives the *** credit hereunder shall not be deemed Prior Excess under the PPA. For the avoidance of doubt, Liberty shall not be entitled to any Make-Up Credit after ***.

4.The deferral rights set forth in Section 1.5 of the PPA shall be suspended during the 2019 Adjustment Period, and the Monthly Shortfall Amount, if any, shall not be deemed to be Deferred Tons under the PPA. As of ***, Liberty has *** Deferred Tons outstanding under the PPA and such amount shall remain unchanged during the 2019 Adjustment Period. Solely for purposes of calculating the Quarterly Shortfall Payment under the PPA, if any, payable for the quarter ending January 31, 2020, the month of January 2020 shall be deemed to be the entire quarter, and the Minimum Tons per Quarter for such quarter shall be deemed to be ***.

5.The reference to *** in Section 2.3 of the PPA shall be changed to ***.

6.Liberty shall lease from Smart Sand, pursuant to a Master Storage Lease Agreement to be entered into contemporaneously herewith by Smart Sand and Liberty (the “Master Storage Agreement”): (i) commencing on ***, *** fleets of Smart Sand’s SmartDepot™ storage silos (consisting of *** silos per fleet) at a monthly rent of *** per individual silo (i.e. *** per fleet); and (ii) commencing on ***, *** additional fleet of Smart Sand’s SmartDepot™ storage silos (consisting of *** silos per fleet) at a monthly rent of *** per individual silo (i.e. *** per fleet). The silos shall be delivered to Smart Sand’s Van Hook, ND rail terminal and the Master Storage Agreement shall terminate no earlier than ***. In connection with leasing the foregoing SmartDepot™ storage silos, Liberty has the option to lease *** rapid deployment trailer at a monthly rent of ***.

7.The obligations of Smart Sand under this letter agreement (including providing the credits set forth herein) are conditioned upon Liberty’s execution of the Master Storage Agreement, and Liberty’s performance of all obligations under the PPA, RUA, Transloading Agreement, and the Master Storage Agreement (including the equipment schedules thereto).

8.Except as expressly set forth in this letter agreement, all of the terms and conditions of the PPA, RUA and Transloading Agreement shall remain unchanged and in full force and effect.

[signature page follows]

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below and returning it to me. This letter agreement may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement.

SMART SAND, INC.

By: _/s/ John Young_1-2-20_____________
John Young, Chief Operating Officer

SSI BAKKEN I, LLC

By: _/s/ John Young 1-2-20__________________
John Young, Chief Operating Officer

Confirmed, acknowledged and agreed to this 12th day of December, 2019:

LIBERTY OILFIELD SERVICES, LLC

By: _/s/ Ronald Gusek_______________________
Name: Ronald Gusek
Title President